Exhibit 99.4

SINO AGRO FOOD, INC. (“SIAF”)

NOTICE OF WITHDRAWAL

To Withdraw

Shares of Common Stock, $0.001 Par Value
(CUSIP No. 829355 205)

Pursuant to the

OFFER TO EXCHANGE

up to 1,000,000 Shares of our 7% Series G Non-Convertible
Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $40.00 per Share)

for

Shares of Common Stock having an aggregate market value of $27.00 per Share

(CUSIP No. 829355 205)

Pursuant to the Prospectus dated [________], 2019

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON [________], 2019, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus dated [________], 2019 (the “Prospectus”) in connection with the offer by SIAF to exchange up to 1,000,000 Shares of our 7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock, for such number of shares of SIAF common stock, $0.001 par value, having an aggregate market value of $27.00, which we refer to collectively as the “Common Stock”, that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

Shares of Common Stock tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer and, unless SIAF has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once SIAF accepts shares of Common Stock pursuant to the exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF OLD PREFERRED STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to the exchange agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal before 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer. See “The Exchange Offer—Withdrawal of Tenders ” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

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COMMON STOCK TO BE WITHDRAWN

Direct Registration Shares*
	Number of Shares to be Withdrawn	Date(s) such Shares were Tendered
Common Stock
TOTAL NUMBER OF SHARES OF COMMON STOCK WITHDRAWN:
* If any shares of Common Stock were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number. This form should only be used for withdrawals of shares delivered through DTC if the undersigned needs to withdraw shares on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such shares.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a notice of withdrawal for such shares directly to the exchange agent. You should consult the institution through which you hold your shares regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the exchange agent on your behalf before 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer.

USE THIS FORM ONLY IF YOU WISH TO WITHDRAW SHARES OF COMMON STOCK PREVIOUSLY TENDERED. OTHERWISE, PLEASE DISREGARD.

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of Common Stock withdrawn as its or their names appear on the registered stockholder account or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:

DTC Participant Number (applicable for shares tendered through DTC only):

If you wish to withdraw any tendered shares of Common Stock, you must deliver this Notice of Withdrawal, before 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer, to the exchange agent at:

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The exchange agent for the Exchange Offer is:

By UPS, FedEx or Courier: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	By USPS Service: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718

Any request for assistance or questions on the offer should be directed to the Information Agent at:

[________] (toll-free for all shareholders in the United States)

[________] (all others outside the United States)

SIAF will determine in its sole discretion questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal, and its determination shall be final and binding. None of SIAF, the dealer manager, the exchange agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any Notice of Withdrawal or will incur any liability for failure to give any such notification.

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